Exhibit 10.21

FACILITY AGREEMENT

U$10,000,000.-

Between

THE EXPORT-IMPORT BANK OF KOREA

As Lender

And

CAR TECH, LLC

As Borrower

Dated as of February 10th, 2023

31.	Counterparts	30

32.	Governing Law	30

33.	Enforcement	30

THIS AGREEMENT is dated February 10th, 2023 and made and entered into by and between:

(1)	THE EXPORT-IMPORT BANK OF KOREA, a bank duly organized and existing under the laws of the Republic of Korea (“Korea”) with its registered head office at (the “Lender”); and

(2)	Car Tech, LLC, a company duly organized and existing under the laws of the United States of America with its registered head office at 600 Car tech Drive OPELIKA, ALABAMA, 36801, USA (the “Borrower”).

BACKGROUND

WHEREAS:

(1)	The Borrower is a subsidiary of SHINYOUNG CO., LTD, a Korean company duly organized and existing under the laws of Korea with its registered head office at (the “Parent Company”).

(2)	The Borrower has requested the Lender to extend a loan to the Borrower in an aggregate principal amount not exceeding Ten Million U.S. Dollars (US$10,000,000).

(3)	The Lender has agreed to provide the Borrower with the loan so requested by the Borrower.

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Lender and the Borrower agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period commencing on the date of this Agreement and expiring on the earlier of:

(a)	the date falling sim(6) months after the date of this Agreement or such later date as may be agreed upon between the Lender and the Borrower;

(b)	the date on which the Facility is fully utilised in accordance with this Agreement; and

(c)	the date on which the Facility is cancelled or terminated in accordance with this Agreement.

“Borrower’s Country” means the United States of America.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Seoul and New York City and a SOFR Banking Day.

“Commitment Fee” means a commitment fee payable by the Borrower to the Lender in accordance with Clause 11.2.

“Default” means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under this Agreement or any combination of any of the foregoing) be an Event of Default.

“Event of Default” means any event or circumstance specified as such in Clause 19.10 (Events of Default).

“Exposure Fee” means a exposure fee payable by the Borrower to the Lender in accordance with Clause 11.1.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Financial Indebtedness” means any obligation (whether incurred as principal or as surety) for the payment of repayment of money, whether present or future, actual or contingent.

“GAAP” means generally accepted accounting principles in the United States of America including IFRS.

“Guarantee” means the absolute and unconditional guarantee, substantially in the form of Schedule 3, to be provided by the Guarantor to the Lender.

“Guarantor” means SHINYOUNG CO., LTD. duly organized and existing under the laws of Korea and having its registered head office at

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements (as from time to time amended).

“Interest Payment Date” means:

(a)	before the first Repayment Date, the date falling three(3) months after the first Utilisation date and each date falling three(3) months from the first Interest Payment Date thereafter; and

(b)	each Repayment Date.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3.

“Interest Rate” means the interest rate set forth in Clause 8.1.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Management Fee” means a management fee payable by the Borrower to the Lender in accordance with Clause 11.3.

“Margin” means one point eight seven percent (1.87%) per annum.

“Material Adverse Effect” means, in any respect of any event or circumstances (or combination thereof), an effect which materially impairs, or is reasonably likely materially to impair:

(a)	the ability of the Borrower to perform and comply with any of its payment or other material obligations under this Agreement;

(b)	the ability of the Borrower to perform and comply with its material obligations under the Contract;

(c)

the business, operation or financial condition of the Borrower which, in each case, is, or could reasonably be expected to be, materially prejudicial to the interests of the Lender under or in connection with this Agreement; or

(d)

the validity, enforceability or priority of any Security interest purported to be created under this Agreement or the Guarantee in a manner or to an extent that is or would be prejudicial to the ability of the Lender to enforce any Security interest.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Party” means a party to this Agreement.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two SOFR Banking Days before the first day of that period.

“Repayment Date” means the date falling one(1) year after the date of the first Utilisation.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“SOFR” means, with respect to any SOFR Banking Day, a rate per annum equal to the secured overnight financing rate for such SOFR Banking Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding SOFR Banking Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http//www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Banking Day” means any day other than:

(a)	a Saturday or a Sunday; and

(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organization) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Agreement.

“Term SOFR” means, for any Interest Period and as of the relevant Quotation Day, the forward-looking term rate based on SOFR for such period that has been published by CME Group Benchmark Administration Limited or selected or recommended by the Relevant Governmental Body.

“Unpaid Sum” means any sum (including but not limited to, principal, interest, and/or fees) due and payable but unpaid by the Borrower under this Agreement.

“U.S. Dollar”, “USD” or “US$” means the lawful currency of the United States of America.

“Utilisation” means an utilisation of the Facility.

“Utilisation Date” means the date of an Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 1.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the “Lender”, the “Borrower” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(iv)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(v)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; and

(vi)	a provision of law is a reference to that provision as amended or reenacted.

(vii)	words indicating the singular will include the plural and vice versa where the context requires.

(b)	Unless a contrary indication appears, a reference to “determines” or “determined” used in this Agreement means a determination made in the absolute discretion of the person making the determination.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived.

2.	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lender makes available to the Borrower a term loan facility in an aggregate amount of Ten Million U.S. Dollars (US$10,000,000.-).

3.	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under this Agreement solely for the purpose of financing the Borrower’s general working capital requirements.

3.2	Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Conditions Precedent to the Initial Utilisation

Prior to and as conditions precedent to the Initial Utilisation hereunder, the following documents and evidence shall have been received by the Lender in form and substance satisfactory to the Lender:

(a)	Articles of Incorporation. A certified copy of the articles of incorporation of the Borrower;

(b)

Certificate of Authority. A certificate of authority substantially in the form of Schedule 4, of each person (i) who has signed this Agreement on behalf of the Borrower and (ii) who will sign the Utilisation Request, statements and other documents required under this Agreement;

(c)

Guarantee. The Guarantee duly executed by the Guarantor and documentary evidence of the authority of the person who has signed the Guarantee together with the authenticated specimen signatures of such person;

(d)	Utilisation Schedule. A utilisation schedule in the form and substance satisfactory to the Lender;

(e)

Resolutions of the Meeting of Members. Certificated copies of the resolutions of the meeting of members of the Borrower resolved in accordance with the articles of incorporation of the Borrower and in conformity with the applicable legislation and/or regulation authorizing and approving the Borrower to enter this Agreement;

(f)

Board Resolutions of the Guarantor. Certified copies of the resolutions of the board of directors of the Guarantor resolved in accordance with the articles of incorporation of the Guarantor and in conformity with the applicable legislation and/or regulation authorizing and approving the Guarantor to provide the Guarantee to the Lender;

(g)	Legal Opinion. An opinion of a legal counsel to the Borrower substantially in the form of Schedule 6; and

(h)

Acceptance Letter of Process Agent. A letter substantially in the form of Schedule 5 as an evidence that the Process Agent specified in Clause 33.2 has accepted its appointment as an agent of the Borrower for service of process.

4.2	Conditions Precedent to Further Utilisation

As conditions precedent to each Utilisation (including the initial Utilisation) hereunder, each of the following conditions shall be satisfied as of the date of each Utilisation:

(a)	No Default. No Default shall exist;

(b)	Continuing Representation. All the representations and warranties made by the Borrower in or in connection with this Agreement shall remain true and accurate in all material respects;

(c)

Continuing Effectiveness. All of the documents, instruments, evidence, contracts, authorizations and actions referred to in Clause 4.1 above are in full force and effect or, if any change has occurred, the Lender shall have received supplementary evidence and signature with respect thereto in the form and substance satisfactory to the Lender; and

(d)	Other Documentation. The Lender shall have received such other documentation as the Lender may reasonably request.

5.	UTILISATION

5.1	Delivery of a Utilisation Request

Subject to the satisfaction of all applicable conditions in this Agreement, the Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not less than three(3) Business Days before the requested Utilisation Date.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Each Utilisation Request shall be signed by an authorized representative of the Borrower.

(c)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

The currency specified in a Utilisation Request must be U.S. Dollar.

5.4	Utilisation

If the conditions set out in this Agreement have been met or waived in accordance with this Agreement, the Lender shall make the Loan available by the Utilisation Date.

5.5	Reliance on Utilisation Request

(a)

The Lender shall reasonably and promptly determine the adequacy of the Utilisation Request and any other evidence and information provided under this Clause 5 (Utilisation) and shall not be responsible for any delay in the making available of any Utilisation arising out of any reasonable request it may make for additional documentation, evidence or information. The Lender’s determination of the adequacy of any Utilisation Request shall be conclusive.

(b)

The Lender shall be entitled (but not obliged) to rely and act upon any documentation, evidence or information related to the Utilisation Request that appears on its face to have been duly completed notwithstanding that such documentation, evidence or information proves to be not genuine, not properly signed or otherwise incorrect in any respect.

5.6	Binding Effect

Each Utilisation of the Loan shall constitute a legal, valid and binding obligation of the Borrower, repayable in accordance with the terms of this Agreement.

5.7	Availability

Except as mutually agreed among the Lender, the Borrower and if any, the Guarantor in writing, no Utilisation shall be made by the Lender after the expiration of the Availability Period. Any portion of the Facility unutilised at that time shall be immediately cancelled at the end of the Availability Period.

5.8	Notice of Utilisation

Upon each Utilisation made hereunder, the Lender shall notify the Borrower in writing of the date and amount of such Utilisation. Such notice shall, in the absence of manifest error, be conclusive evidence as to the date and amount of the Utilisation concerned.

6.	REPAYMENT

6.1	Repayment of Loans

The Borrower shall repay the Loan with all outstanding interest accrued to the Lender on each Repayment Date.

6.2	Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain the Loan,:

(a)	the Lender shall promptly notify the Borrower upon becoming aware of that event;

(b)	upon notifying the Borrower, the Facility unutilised at that time will be immediately cancelled; and

(c)

the Borrower shall repay the Loan made to the Borrower on the last day of the current Interest Period or, if earlier, the date specified by the Lender in the notice delivered to the Borrower [(being no earlier than the last day of any applicable grace period permitted by law)].

7.2	Suspension or Cancellation by the Lender

(a)	The Lender may, by written notice to the Borrower, suspend the right of the Borrower to any Utilisation or cancel, in whole or in part, the unutilised portion of the Loan if:

(i)	the first Utilisation of the Loan has not been made by the date of;

(ii)	any Event of Default has occurred and is continuing; or

(iii)	if the Loan has not been fully utilised by the last day of the Availability Period.

(b)	Upon the giving of any such notice under Clause 7.2(a), the right of the Borrower to any further Utilisation of the Loan shall be suspended or cancelled, as the case may be.

(c)	The exercise by the Lender of its right of suspension shall not preclude the Lender from exercising its right of cancellation, either for the same or any other reason specified in this Clause 7.2.

(d)	Upon any cancellation, the Borrower shall pay to the Lender all fees and other amounts accrued (whether or not then due and payable) under this Agreement up to the date of that cancellation.

7.3	Voluntary prepayment of Loans

(a)

The Borrower may, if it gives the Lender not less than thirty(30) Business Days’ prior written notice, prepay the whole or any part of the Loan on any Repayment Date, together with all interest accrued on the amount prepaid and any other amount then payable under this Agreement provided, however, that if the Lender does not consent to such prepayment, the Borrower shall not prepay any part of the Loan.

(b)

The amount of any partial prepayment shall be equal to the amount of an instalment for repayment of the Loan or an integral multiple thereof. Such prepayment shall be applied to instalments of the Loan in the inverse order of maturity.

7.4	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Prepayment Premium, without penalty.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.

8.	INTEREST

8.1	Calculation of interest

The Interest Rate on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Term SOFR

8.2	Payment of interest

On each Interest Payment Date, the Borrower shall pay to the Lender interest accrued at the Interest Rate on the outstanding amount of the Loan during each Interest Period.

8.3	Default interest

(a)

If the Borrower fails to pay any amount payable by it under this Agreement on its due date (whether at stated maturity, by acceleration or otherwise), default interest shall accrue on that Unpaid Sum from (and including) the due date up to (but excluding) the date of actual payment (both before and after judgment) at a rate that is three percent (3%) higher than the applicable Interest Rate. Any default interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Lender.

(b)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Computation

Interest and default interest shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

9.	INTEREST PERIODS

9.1	Determination of Interest Periods

The Interest Periods applicable to the Loan shall be three (3) months, provided that:

(a)	the first Interest Period in relation to each Utilisation shall commence on the date on which such Utilisation is made;

(b)	in relation to each Utilisation after the first Utilisation, the first Interest Period shall end on the last day of the then current Interest Period in respect of the first Utilisation;

(c)	each Interest Period (except the first Interest Period in relation to each Utilisation) shall commence on the last day of the preceding Interest Period;

(d)

any Interest Period which would otherwise end on a non-Business Day shall instead end on the next following Business Day; but if that Business Day is in another calendar month, on the immediately preceding Business Day; and

(e)	any Interest Period which would otherwise extend beyond a Repayment Date shall instead end on such Repayment Date.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Consolidation and division of Loans

If two or more Interest Periods end on the same date, those Loans will be consolidated by the Lender into, and treated as, a single Loan on the last day of the Interest Period.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

If, for any Interest Period, the Lender determines that a Market Disruption Event has occurred, the Lender shall notify the Borrower of such occurrence.

10.2	Market disruption

(a)

If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Borrower by the Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the Lender of funding the Loan from whatever source it may reasonably select.

(b)	In this Agreement “Market Disruption Event” means at or about 6:00 a.m., Chicago time on the Quotation Day for the relevant Interest Period, the applicable Term SOFR is not available.

10.3	Alternative basis of interest or funding

(a)

If a Market Disruption Event occurs and the Lender or the Borrower so requires, the Lender and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall be binding on all Parties.

11.	FEES

“Not Applicable”

12.	TAX GROSS UP AND INDEMNITIES

12.1	Tax gross-up

(a)	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Borrower shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly. Similarly, the Lender shall notify the Borrower on becoming so aware in respect of a payment payable to the Lender.

(c)

If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower to the Lender shall be increased to such amount as may be necessary so that the Lender receives the full amount it would have received if those payments had been made without that deduction.

(d)

If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.2	Tax indemnity

The Borrower shall (within three (3) Business Days of a demand by the Lender) pay to the Lender an amount equal to the cost, loss or liability which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender in respect of this Agreement.

12.3	Stamp taxes

The Borrower shall pay and, within three (3) Business Days of a demand by the Lender, indemnify the Lender against any cost, loss or liability that the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

13.	INCREASED COSTS

13.1	Increased costs

(a)	The Borrower shall, within three (3) Business Days of a demand by the Lender, pay for the account of the Lender the amount of any Increased Costs incurred by the Lender as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on the Lender’s overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under this Agreement,

which is incurred or suffered by the Lender to the extent that it is attributable to the Lender having entered into its Commitment or funding or performing its obligations under this Agreement.

14.	OTHER INDEMNITIES

14.1	Currency indemnity

(a)

If any sum due from the Borrower under this Agreement (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Borrower shall, within three (3) Business Days of a demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by the Borrower to pay any amount due under this Agreement on its due date;

(c)

funding, or making arrangements to fund, a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement [(other than by reason of default or negligence by the Lender alone)]; or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.	COSTS AND EXPENSES

15.1	Transaction expenses

The Borrower shall promptly on demand pay to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in connection with the negotiation, preparation, printing, execution and implementation of this Agreement and any other documents referred to in this Agreement.

15.2	Amendment costs

If (a) the Borrower requests an amendment, waiver or consent or (b) an amendment is required by law, the Borrower shall, within three (3) Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

15.3	Enforcement costs

The Borrower shall, within three (3) Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees), such as translation, accommodation and travel expenses, incurred by the Lender in connection with the enforcement of or the preservation of any rights under this Agreement.

16.	REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 16 to the Lender on the date of this Agreement.

16.1	Status

(a)	It is a company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

16.2	Binding obligations

The obligations expressed to be assumed by it in this Agreement are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

16.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries’ constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

16.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

16.5	Governmental Authorisations

All governmental authorisations and actions of any kind necessary to authorise the execution and performance of this Agreement or required for the validity and enforceability against the Borrower of this Agreement have been duly obtained or performed and are valid and subsisting in full force and effect.

16.6	Commercial Acts

The Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and the Borrower’s performance of its obligations hereunder constitutes private and commercial acts rather than governmental or public acts.

16.7	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Agreement; and

(b)	to make this Agreement admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

16.8	Governing law and enforcement

(a)	The choice of laws of Korea as the governing law of this Agreement will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in Korea in relation to this Agreement will be recognised and enforced in its jurisdiction of incorporation.

16.9	No filing or stamp taxes

Under the laws of its jurisdiction of incorporation it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Agreement or the transactions contemplated by this Agreement.

16.10	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

16.11	No misleading information

All information provided by the Borrower to the Lender before the date of this Agreement:

(a)	were true in all material respects as of the date thereof;

(b)	did not omit any information which, if disclosed, might materially and adversely affect the decision of a person considering whether to enter into this Agreement; and

(c)

as at the date of this Agreement, nothing has occurred since such information was provided to the Lender which renders the information contained in it untrue or misleading in any material respect and which, if disclosed, might materially and adversely affect the decision of a person considering whether to enter into this Agreement.

16.12	Financial statements

(a)	Its financial statements were prepared in accordance with GAAP consistently applied unless expressly disclosed to the Lender in writing to the contrary before the date of this Agreement.

(b)

Its financial statements fairly represent its financial condition and operations (consolidated in the case of the Borrower) during the relevant financial year unless expressly disclosed to the Lender in writing to the contrary before the date of this Agreement.

(c)	There has been no material adverse change in its business or financial condition since the latest date of such financial statements.

16.13	Pari passu ranking

Its payment obligations under this Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

16.14	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

16.15	Repetition

The representations and warranties in this Clause 16 shall be continuing representations and warranties and shall be deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

17.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is outstanding under this Agreement or any Commitment is in force.

17.1	Financial statements

The Borrower shall supply to the Lender in sufficient copies:

(a)	as soon as the same become available, but in any event within five(5) days after the end of each of its financial years its audited consolidated financial statements for that financial year.

(b)	as soon as the same become available, but in any event within five(5) days after the end of each half of each of its financial years its consolidated financial statements for that financial half year.

17.2	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Borrower pursuant to Clause 17.1 shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 17.1 (Financial statements) is prepared using GAAP.

17.3	Information: miscellaneous

(a)	The Borrower shall supply to the Lender in sufficient copies:

(i)	all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(ii)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower and which might, if adversely determined, have a Material Adverse Effect; and

(iii)	promptly, such further information regarding the financial condition, business and operations of the Borrower as the Lender may reasonably request.

(b)	All relevant documents and information shall be provided in English or translated into English accordingly.

17.4	Notification of default

(a)	The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)

Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

17.5	“Know your customer” checks

If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of the Borrower after the date of this Agreement;

(iii)	a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement to a party that is not the Lender prior to such assignment or transfer; or

(iv)	the Act on Reporting and Using Specified Financial Transaction Information of Korea,

obliges the Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Agreement.

18.	FINANCIAL COVENANTS

“Not Applicable”

19.	GENERAL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under this Agreement or any Commitment is in force.

19.1	Undertaking of the Borrower

The Borrower shall perform all of its obligations under this Agreement independently of any claims which it may now or hereafter have against the Contractor. The Borrower hereby agrees to forgo the utilisation of such claims as the basis of any counterclaim against, or deduction or set-off from, the payment of the indebtedness of the Borrower under this Agreement.

19.2	Corporate Existence

The Borrower shall preserve and maintain in full force and effect its corporate existence under the applicable laws and use its reasonable efforts, in the ordinary course, to preserve its business organisation.

19.3	Authorisations

The Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Lender of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under this Agreement and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Agreement.

19.4	Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

19.5	Negative pledge

(a)	The Borrower shall not create or permit to subsist any Security over any of its assets.

(b)	The Borrower shall not:

(i)	merge, amalgamate, de-merge, divide or consolidate with or into any other person; and

(ii)

liquidate, wind-up, dissolve, spin-off, divide, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, any material part of its business, assets or property, whether now owned or hereafter acquired.

19.6	Disposals

(a)

The Borrower shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality; or

(iii)

where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) to (ii) above) does not exceed One Hundred Thousand U.S. Dollars (US$100,000) (or its equivalent in another currency or currencies) in any financial year.

19.7	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower from that carried on at the date of this Agreement.

19.8	Insurance

The Borrower shall maintain insurances on its property, with financially sound and reputable insurers, to the extent and against the risks customary for companies in similar business.

19.9	Consultation and Visit

The Borrower shall, from time to time, at the request of the Lender, consult with the Lender with respect to the implementation and administration of this Agreement and the Mortgage Agreement. The Borrower shall, at the reasonable request of the Lender, enables representatives of the Lender to visit any part of its premises for purposes related to this Agreement.

19.10	Additional Documents

The Borrower shall furnish the Lender with such additional documents, instruments, opinions and information as the Lender may reasonably request for purposes of this Agreement.

19.11	Amendment of the terms and conditions of the Loan

The Lender may amend the terms and conditions of the Loans, including interest, by written notice to the Borrower if the Borrower fails to perform or comply with any provision of the Agreement related to the security for the Loans.

20.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 19.10 is an Event of Default (save for Clause 20.15 (Acceleration)).

20.1	Non-payment

The Borrower fails to pay on the due date any amount payable pursuant to this Agreement at the place and in the currency in which it is expressed to be payable, and such failure to pay shall continue for a period of ten(10) days.

20.2	Financial covenants

Any requirement of Clause 18 (Financial covenants) is not satisfied.

20.3	Other obligations

The Borrower does not comply with any provision of this Agreement (other than those referred to in Clause 20.1, and such failure remains unremedied for a period of fourteen (14) days after written notice thereof has been given to the Borrower by the Lender.

20.4	Misrepresentation

Any representation or statement made or deemed to be made by the Borrower [or the Guarantor] in this Agreement, [the Guarantee] or any other document delivered by or on behalf of the Borrower [or the Guarantor] under or in connection with this Agreement is or proves to have been incorrect or misleading in any material respect when made or deemed to be made provided, however, that such misrepresentation, if capable of being cured, shall not have been corrected to the satisfaction of the Lender for a period of fourteen (14) days after written notice thereof has been given to the Borrower [or the Guarantor] by the Lender requiring to cure such incorrectness.

20.5	Merger and Consolidation

The Borrower [or the Guarantor] voluntarily or involuntarily merges or consolidates with any other entity, which may reasonably be considered by the Lender to materially and adversely affect the ability of the Borrower [or the Guarantor] to perform all or any of its obligations under this Agreement.

20.6	Cross default

(a)	Any Financial Indebtedness of the Borrower [or the Guarantor] is not paid when due nor within any originally applicable grace period.

(b)

Any Financial Indebtedness of the Borrower [or the Guarantor] is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

Any commitment for any Financial Indebtedness of the Borrower [or the Guarantor] is cancelled or suspended by a creditor of the Borrower [or the Guarantor] as a result of an event of default (however described).

(d)

Any creditor of the Borrower [or the Guarantor] becomes entitled to declare any Financial Indebtedness of the Borrower [or the Guarantor] due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 20.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than One Hundred Thousand U.S. Dollars (US$ 100,000) (or its equivalent in any other currency or currencies).

20.7	Insolvency

(a)

The Borrower [or the Guarantor] is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of the Borrower [or the Guarantor].

20.8	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding- up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower [or the Guarantor] ;

(b)	a composition, compromise, assignment or arrangement with any creditor of the Borrower [or the Guarantor] ;

(c)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower [or the Guarantor] or any of its [their] assets; or

(d)	enforcement of any Security over any assets of the Borrower [or the Guarantor],

or any analogous procedure or step is taken in any jurisdiction.

This Clause 20.8 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of commencement.

20.9	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower and is not discharged within fourteen (14) days.

20.10	Unlawfulness

It is or becomes unlawful for the Borrower to perform any of its obligations under this Agreement.

20.11	Repudiation

The Borrower [or the Guarantor] repudiates this Agreement or evidences an intention to repudiate this Agreement.

20.12	Guarantee

The Guarantee is disaffirmed or questioned as to its validity or enforceability by the Guarantor or ceases for any reason to be valid and in full force and effect.

20.13	Government Authorisation

Any governmental authorisation necessary for the performance of any obligation of the Borrower under this Agreement [or the Guarantor] fails to become or remain valid and subsisting in full force and effect.

20.14	Material adverse change

Any other event occurs or any other circumstance arises which, in the reasonable judgment of the Lender, is likely materially and adversely to affect the ability of the Borrower [or the Guarantor] to perform all or any of their respective obligations under this Agreement [or the Guarantee].

20.15	Acceleration

On and at any time after the occurrence of an Event of Default [which is continuing], the Lender may, at its option and by written notice, to the Borrower:

(a)	suspend further Utilisation until such Event of Default is cured;

(b)	cancel the Commitment whereupon they shall immediately be cancelled; and/or

(c)

declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable.

21.	PAYMENT MECHANICS

21.1	Payments to the Lender

(a)

All payment to be made by the Borrower under this Agreement shall be made in immediately available funds to the account of the Lender with the                               or such other account as the Lender may designate to the Borrower in writing not less than five (5) days prior to the due date for any payment hereunder.

(b)

All sums payable by the Borrower under this Agreement shall be paid in full, without set-off or counterclaim or any restriction or condition, and free and clear of any tax or other deduction or withholding of any nature.

(c)

If the Borrower or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment under this Agreement, the Borrower shall, together with such payment, pay such additional amount as will ensure that the Lender receives the full amount which it would have received if no such deduction or withholding had been required.

21.2	Partial payments

(a)

If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under this Agreement, the Lender shall have the right to apply that payment towards principal, interest or other sums owing hereunder as the Lender considers appropriate. [the obligations of the Borrower under this Agreement in the following order:

(i)	first, in or towards payment of any unpaid fees, costs and expenses of the Borrower under this Agreement;

(ii)	secondly, in or towards payment of any accrued interest due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment of any other sum due but unpaid under this Agreement.]

(b)	The Lender may, at its option, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

21.3	No set-off by the Borrower

All payments to be made by the Borrower under this Agreement shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

21.4	Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

21.5	Currency of account

(a)	Subject to paragraphs (b) and (c) below, U.S. Dollar is the currency of account and payment for any sum due from the Borrower under this Agreement.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than U.S. Dollar shall be paid in that other currency.

22.	SET-OFF

The Lender may set off any matured obligation due from the Borrower under this Agreement against any matured obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

23.	NOTICES

23.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

23.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement shall be as follows (or such other address or number as either Party from time to time notify the other by not less than five (5) Business Days’ notice):

(a)	For the Lender;

(i)	The Export-Import Bank of Korea

(b)	For the Borrower;

(i)	Car Tech, LLC

(ii)	Address: 600 Car tech Drive OPELIKA, ALABAMA, 36801, USA

(iii)	Tel NO.: +1-334-409-6296

(iv)	Fax NO.:

23.3	Delivery

Any communication or document made or delivered by one Party to the other Party under or in connection with this Agreement will only be effective:

(a)	if delivered by hand, upon delivery;

(b)	if by way of letter, when it has been left at the relevant address or the five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(c)	if by way of fax, when received in legible form five (5) Business Days after the date of transmission

23.4	Notification of address and fax number

In changing its own address or fax number, each Party shall notify the other Party.

23.5	English language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

24.	CALCULATIONS AND CERTIFICATES

24.1	Accounts

The Lender shall, in accordance with its usual practice, maintain a set of accounts recording the Utilisations, the repayments of the Loan, the computation and payment of interest and the payment of other amounts due hereunder. In any litigation or arbitration proceedings arising out of or in connection with this Agreement, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

24.2	Certificates and Determinations

Any certification or determination by the Lender of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24.3	Day count convention

Any interest, commission or fee accruing under this Agreement will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

25.	CHANGES TO PARTIES

25.1	Assignments and transfers by the Lender

The Lender may, at its option and by written notice, assign or transfer all or any portion of the Loan and its rights and benefits under this Agreement. [to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets.]

25.2	Assignments and transfer by the Borrower

The Borrower may not assign or transfer any of its obligations under this Agreement without the prior written consent of the Lender.

26.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

27.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

28.	WAIVER OF IMMUNITY

The Borrower irrevocably waives, to the fullest extent permitted by applicable law, all immunity to which it or its property may be or become entitled, whether on the basis of sovereignty or otherwise, from jurisdiction, attachment or execution in any action or proceeding arising out of or relating to this Agreement.

29.	AMENDMENTS AND WAIVERS

(a)	Any term of this Agreement may be amended or waived only with the consent of the Lender.

(b)	Any Amendment of this Agreement shall be in writing and shall be signed by duly authorized representatives of both Parties hereto.

30.	ENTIRE AGREEMENT

This Agreement constitutes the entire obligation of the Parties hereto and supersedes any prior expressing of intent or understanding with respect to this transaction.

31.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

32.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Korea.

33.	ENFORCEMENT

33.1	Jurisdiction

(a)

The Seoul Central District Court in Seoul has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the Seoul Central District Court in Seoul is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This Clause 33.1 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

33.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)

irrevocably appoints the Guarantor, SHINYOUNG CO., LTD as its agent for service of process in relation to any proceedings before the Seoul Central District Court in Seoul in connection with this Agreement; and

(b)	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

IN WITNESS WHEREOF, this Agreement has been executed on the date first stated above.

Signatories

LENDER For and on behalf of THE EXPORT-IMPORT BANK OF KOREA

/s/
Name:
Title:

BORROWER

For and on behalf of

Car Tech, LLC

/s/

Title: